Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the First Quarter of Fiscal Year 2019

Ended June 30, 2018 and Provides Conference Call Information

Conference Call Scheduled for Friday, August 10th at 11:00 AM EDT

Northvale, NJ – August 9, 2018: Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the first quarter of fiscal year 2019 ended June 30, 2018 (“First Quarter”).

Consolidated revenues for the First Quarter were $2.2 million, an increase of approximately 27% as compared to revenues for the comparable quarter of the prior fiscal year. The increase in revenues was largely attributed to higher revenues from generic naltrexone and phentermine manufacturing. Elite continues to invest in product development as $1.3 million was devoted to research and development expenses. During this fiscal year Elite has received FDA approval for generic Oxycodone/Acetaminophen and generic Methadone. Elite currently has four additional ANDAs under FDA review, and continues development of additional pipeline products.

Conference Call Information

Elite's management will host a conference call to discuss the first quarter financial results for fiscal year 2018 ended June 30th and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	Friday, August 10, 2018
Time:	11:00 AM EDT
Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com by 8:00 PM EDT on Thursday, August 9, 2018
Audio Replay:	http://elite.irpass.com/events_presentations

The financial statements can be viewed for Elite’s Fiscal Year 2019 First Quarter Report on Form 10-Q here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic products which have been licensed to TAGI Pharma, Epic Pharma, Dr. Reddy’s Laboratories, and Glenmark Pharmaceuticals, Inc., USA. Elite currently has eight commercial products being sold, two additional approved products pending launch, four products filed with the FDA, additional approved products pending manufacturing site transfer and the NDA filing for SequestOx™. Elite’s pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com